SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 18, 2012

ORGANOVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54621	27-1488943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5871 Oberlin Drive, Suite 150, San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

(858) 550-9994

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Organovo Holdings, Inc., a Delaware corporation (the “Company”), granted incentive stock options (the “Options”) under the Organovo Holdings, Inc. 2012 Equity Incentive Plan to the following executive officers:

Executive	Grant Date	Stock Options
Barry D. Michaels Chief Financial Officer	April 18, 2012	62,500

Sharon Collins Presnell Chief Technical Officer	April 18, 2012	175,000

The stock options were granted at the regularly scheduled Board Meeting held on April 18, 2012 (the “Grant Date”) and will become exercisable over four (4) years. Twenty five percent of the options are exercisable at the 12 month anniversary of the Grant Date, the remainder of the shares exercisable in twelve (12) equal quarterly installments measured from the 12 month anniversary of the Grant Date. The exercise price for the shares was set at $2.25 per share, the closing price of the Company’s common stock on the Grant Date. Exercisability of the stock options is conditioned upon the optionee’s continued employment from the Grant Date through the applicable exercisability dates.

The foregoing provides only a brief description of the terms and conditions of the Stock Options and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Form of Stock Option referenced in this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The exhibit listed in the Exhibit Index below is filed with this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANOVO HOLDINGS, INC.

Date: April 24, 2012	By:	/s/ Barry Michaels
	Name:	Barry Michaels
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Stock Option Award Agreement under the 2012 Equity Incentive Plan (incorporated by reference to Form 8-K filed on February 13, 2012).

3